UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2006 (April 28, 2006)

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

Burnett Plaza
801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas 76102
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2006, on April 28, 2006, Pantwist, LLC (“Pantwist”), a wholly-owned subsidiary of Cano Petroleum, Inc. (“Cano”), acquired certain crude oil and natural gas properties in the Texas Panhandle Field (the “Properties”) from Myriad Resources Corporation, Westland Energy Company, and PAMTEX, a Texas general partnership composed of PAMTEX GP1 Ltd. and PAMTEX GP2 Ltd. Cano hereby amends the prior Current Report on Form 8-K and sets forth below Historical Summaries of Revenues and Direct Operating Expenses of the Properties Acquired by Pantwist and pro forma financial information.

(a) Financial statements of business acquired.

Historical Summaries of Revenues and Direct Operating Expenses of Properties Acquired by Pantwist, LLC for the years ended December 31, 2005 and 2004

(b) Pro forma financial information (unaudited).

Unaudited Pro Forma Combined Balance Sheet of Cano as of March 31, 2006

Unaudited Pro Forma Combined Statements of Operations of Cano for the twelve months ended June 30, 2005 and nine months ended March 31, 2006

(d) Exhibits.

23.1    Consent of Hein & Associates LLP

* * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Cano Petroleum, Inc.
Fort Worth, Texas

We have audited the accompanying Historical Summaries of Revenues and Direct Operating Expenses of Properties Acquired by Pantwist, LLC., a wholly-owned subsidiary of Cano Petroleum, Inc., for the years ended December 31, 2005 and 2004 (“Historical Summaries”). The Historical Summaries are the responsibility of the management of Pantwist, LLC. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summaries presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K of Cano Petroleum, Inc.) as described in Note 1 and are not intended to be a complete presentation of the properties’ revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and direct operating expenses of the properties to be acquired by Pantwist, LLC in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

July 7, 2006
Dallas, Texas

HISTORICAL SUMMARIES OF REVENUES AND DIRECT OPERATING EXPENSES
OF PROPERTIES ACQUIRED BY PANTWIST, LLC.

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CRUDE OIL AND NATURAL GAS SALES	$7,808,101	$6,194,560
DIRECT OPERATING EXPENSES	2,891,451	$2,394,583
NET REVENUE	$4,916,650	3,799,977

See Notes to Historical Summaries

NOTES TO HISTORICAL SUMMARIES OF REVENUES AND DIRECT OPERATING
EXPENSES OF PROPERTIES ACQUIRED BY PANTWIST, LLC.
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

1.   BASIS OF PREPARATION

The accompanying historical summaries of revenues and direct operating expenses relate to the operations of certain crude oil and natural gas properties in the Panhandle Field located in Texas that were acquired by Pantwist, LLC. (“Pantwist”) on April 28, 2006. Pantwist is a wholly-owned subsidiary of Cano Petroleum, Inc. (“Cano”). The acquired properties are referred to herein as the Pantwist Properties.

Revenue is recognized when crude oil and natural gas quantities are delivered to or collected by the respective purchaser. Title to the produced quantities transfers to the purchaser at the time the purchaser collects or receives the quantities. Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices. The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of each production month. All transportation costs are accounted for as a reduction of crude oil and natural gas sales revenue.

As of December 31, 2005 and 2004, crude oil production was sold to primarily one independent purchaser and natural gas production was sold to primarily two independent purchasers. During the twelve months ended December 31, 2005, crude oil and natural gas sales represented to these customers 39% and 61% of total operating revenue, respectively. During the twelve months ended December 30, 2004, sales to these three customers represented 41% and 59% of total operating revenue, respectively.

Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses and production taxes. Depreciation and amortization of oil properties, general and administrative expenses and income taxes have been excluded from operating expenses in the accompanying historical summaries because the amounts would not be comparable to those resulting from proposed future operations.

The historical summaries presented herein were prepared for the purpose of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K.

2.   RELATED PARTY TRANSACTIONS

The properties were operated by the sellers during the years ended December 31, 2005 and 2004. During those years, the sellers charged the properties overhead amounting to approximately $105,000 and $108,000, respectively. Such overhead charges are included in direct operating expenses.

3.   SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (UNAUDITED)

All of the operations of the Pantwist Properties are directly related to crude oil and natural gas producing activities located in the panhandle of Texas.

The Pantwist Properties’ proved crude oil and natural gas reserves have been estimated by independent petroleum engineers. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history; acquisitions of oil and gas properties; and changes in economic factors. Pantwist’s proved reserves are summarized in the table below.

	Crude Oil	Natural Gas
	Bbls.	Mcf
Reserves at December 31, 2003	3,935,130	13,479,200
Revisions of previous estimates	543,422	745,038
Production	(64,722)	(547,148)
Reserves at December 31, 2004	4,413,830	13,677,090

Proved developed producing reserves	760,940	8,947,760

	Crude Oil	Natural Gas
	Bbls.	Mcf
Reserves at December 31, 2004	4,413,830	13,677,090
Revisions of previous estimates	417,203	777,802
Production	(62,873)	(501,032)
Reserves at December 31, 2005	4,768,160	13,953,860

Proved developed producing reserves	732,330	8,989,980

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for crude oil and natural gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% discount rate.

The standardized measure does not represent management’s estimate of our future cash flows or the value of proved crude oil and natural gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates. Quantity estimate revisions are primarily the result of higher prices resulting in extended economic lives of proved reserves and significant amounts of proved undeveloped reserves becoming economic, as well as increased development activities.

The standardized measure of discounted future net cash flows related to proved crude oil and natural gas reserves at December 31, 2005 and 2004 is as follows:

Standardized Measure of Discounted Future Net Cash Flows:

	2005	2004
Future cash inflows	$439,000,000	$290,300,000
Future production and development costs	(134,100,000)	(111,100,000)
Future income taxes	(106,300,000)	(58,700,000)
Future net cash flows	198,600,000	120,500,000
10% annual discount	(149,000,000)	(93,000,000)
Standardized measure of discounted future net cash flows	$49,600,000	$27,500,000

The primary changes in the standardized measure of discounted future net cash flows for the twelve months ended December 31, 2005 and 2004 are as follows:

Changes in Standardized Measure of Discounted Future Net Cash Flows:

	2005	2004
Balance at beginning of year	$27,500,000	$19,000,000
Net changes in prices and production costs	29,400,000	10,700,000
Net changes in future development costs	(1,500,000)	(1,000,000)
Sales of oil and gas produced, net	(4,900,000)	(3,800,000)
Revisions of previous quantity estimates	6,700,000	4,800,000
Net change in income taxes	(12,700,000)	(6,400,000)
Accretion of discount	4,400,000	2,900,000
Other	700,000	1,300,000
Balance at end of year	$49,600,000	$27,500,000

At December 31, 2005 and 2004, the Pantwist Properties’ proved reserve amounts include proved undeveloped reserves that represent 69% and 66%, respectively, of their total proved reserves. The proved undeveloped reserves pertain to a major waterflood implementation that is estimated to cost $22 million.

CANO PETROLEUM, INC.

UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements were prepared to present the effect of the following transactions:

•                  The acquisition of certain assets of Nowata Oil Properties LLC, on September 14, 2004, for approximately $2.6 million.

•                  The conversion of 2,000,000 shares of our Series B Convertible Preferred Stock and 6,750,000 shares of our Series C Convertible Preferred Stock into 2,466,665 shares of our common stock during February and March 2005.

•                  The issuance of 1,350,000 shares of our common stock during March 2005.

•                  The acquisition of Square One Energy, Inc. (“Square One”) on March 29, 2005 for approximately $7.5 million.

•                  The release of 2,505,025 restricted shares from escrow during July 2005.

•                  The issuance of 4,703,864 shares of common stock during September 2005.

•                  Net proceeds of $40.8 million borrowings under senior and subordinated debt agreements during November 2005.

•                  The acquisition of W.O. Energy of Nevada, Inc. (“WO Energy”) on November 29, 2005 for approximately $57.4 million.

•                  Net proceeds of $25 million borrowings under senior debt agreements during April 2006.

•                  The acquisition of certain crude oil and natural gas properties located in the Panhandle Field (the “Pantwist Properties”) by a wholly-owned subsidiary of Cano, Pantwist, LLC. (“Pantwist”) on April 28, 2006 for approximately $22.4 million.

The pro forma combined balance sheet of Cano as of March 31, 2006, gives effect to the acquisition of the Pantwist Properties and the $25 million borrowing in April 2006 as if they had occurred on March 31, 2006. The impact of the remaining transactions listed above are included in Cano’s consolidated balance sheet as of March 31, 2006.

The unaudited pro forma combined statement of operations of Cano for the year ended June 30, 2005 and the nine months ended March 31, 2006, gives effect to all the transactions listed above as if they had occurred on July 1, 2004.

The unaudited pro forma combined statement of operations for the nine months ended March 31, 2006 includes:

•                  Cano’s historic results of operations for the nine months ended March 31, 2006,

•                  WO Energy’s historic results of operations for the five months ended November 30, 2005, and

•                  The historic results of operations for the nine months ended March 31, 2006 of the properties acquired by Pantwist on April 28, 2006.

The unaudited pro forma combined statement of operations for the year ended June 30, 2005 include:

•                  Cano’s historic results of operations for the year ended June 30, 2005;

•                  Square One’s historic results of operations for the nine months ended December 31, 2004;

•                  The revenues and direct operating expenses of the properties acquired from Nowata Oil Properties LLC, for the two-months ended August 31, 2004;

•                  WO Energy’s historic operating results for the ten months ended September 30, 2005; and

•                  The historic operating results for the twelve months ended June 30, 2005 of the properties acquired by Pantwist on April 28, 2006.

The historic results of WO Energy included in Cano’s pro forma statement of operations for the year ended June 30, 2005 represent WO’s historic results of operations for the ten months ended September 30, 2005. Therefore, the pro forma adjustments, to Cano’s pro forma statement of operations for the year ended June 30, 2005 include the operating results of WO Energy for October and November 2004, in order to present twelve months of WO Energy operating results.

The unaudited pro forma combined financial statements of Cano have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only.

The unaudited pro forma combined financial statements of Cano should be read in conjunction with the historical financial statements of Cano, WO Energy, Square One, the Nowata Properties and the Pantwist Properties and the related notes thereto. The unaudited pro forma combined financial statements of Cano are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ. The unaudited pro forma combined financial statements of Cano are not necessarily indicative of the financial results that would have occurred had the acquisition been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
March 31, 2006

	Cano			Combined
	Petroleum	Pro Forma		Pro Forma
	3/31/06	Adjustment		Amounts
ASSETS
Current assets
Cash and cash equivalents	$1,319,253	$25,000,000	(a)	$3,919,253
		(22,400,000	)(b)
Accounts receivable	2,154,435	—		2,154,435
Derivative assets	980,589	—		980,589
Other current assets	579,156	—		579,156
Total current assets	5,033,433	2,600,000		7,633,433

Oil and gas properties, successful efforts method	107,849,380	21,655,000		129,504,380
Less accumulated depletion and depreciation	(1,361,955)	—		(1,361,955)
Net oil and gas properties	106,487,425	21,655,000		128,142,425

Fixed assets and other, net	4,610,888	1,250,000	(b)	5,860,888
Derivative assets	1,426,684	—		1,426,684
Goodwill	785,796	—		785,796
TOTAL ASSETS	$118,344,226	$25,505,000		$143,849,226

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$877,089	$—		$877,089
Oil and gas payable	304,482	402,000	(b)	706,482
Accrued liabilities	274,090	—		274,090
Taxes payable	73,265	—		73,265
Current portion of asset retirement obligations	19,442	—		19,442
Total current liabilities	1,548,368	402,000		1,950,368
Long-term liabilities
Long-term debt	42,750,000	25,000,000	(a)	67,750,000
Asset retirement obligations	1,566,261	103,000	(b)	1,669,261
Deferred tax liability	32,998,000	—		32,998,000
Total liabilities	78,862,629	25,505,000		104,367,629

Stockholders’ equity
Common stock, par value $.0001 per share; 50,000,000 authorized; 26,847,941 issued and 26,832,158 outstanding; including 2,659,975 shares held in escrow	2,685	—		2,685
Additional paid-in capital	52,665,502	—		52,665,502
Accumulated deficit	(13,081,516)	—		(13,081,516)
Treasury stock, at cost; 15,783 shares held in escrow	(7,102)	—		(7,102)
Deferred compensation	(97,972)	—		(97,972)
Total stockholders’ equity	39,481,597	—		39,481,597
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$118,344,226	$25,505,000		$143,849,226

See Notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
Twelve Months Ended June 30, 2005

			Square One	Nowata
	Cano	WO Energy	Energy	Acquisition	Pantwist			Combined
	Petroleum	Historical	Historical	Historical	Historical	Pro Forma		Pro Forma
	6/30/05	Amounts	Amounts	Amounts	Amounts	Adjustment		Amounts
Operating Revenues:
Crude Oil and Natural Gas Sales	$5,481,640	$11,096,840	$494,826	$529,237	$6,812,285	$2,062,119	(c)	$26,476,947

Operating Expenses:
Lease operating expenses	3,072,875	3,741,239	398,103	353,969	2,478,928	748,248	(c)	10,793,362
General and administrative	3,150,301	2,315,166	56,613	—	—	(1,355,166	)(d)	4,166,914
Deferred compensation expense	1,678,785	—	—	—	—	—		1,678,785
Accretion of asset retirement obligations	69,814	29,809	6,962	280	—	5,962	(c)	120,879
						8,052	(e)
Depletion and depreciation	494,668	355,911	15,816	38,236	—	118,297	(f)	3,421,529
						1,582,033	(g)
						816,568	(h)
Total Operating Expenses	8,466,443	6,442,125	477,494	392,485	2,478,928	1,923,994		20,181,469

Operating Income (Loss)	(2,984,803)	4,654,715	17,332	136,752	4,333,357	138,125		6,295,478

Other Income (Expense)
Minority interest in income of Petro Wings	—	24,283	—	—	—	(24,283	)(i)	—
Interest Expense	—	(98,200)	—	—	—	(5,090,800	)(j)	(5,189,000)
Gain on sale of aircraft	—	593,306	—	—	—	(593,306	)(i)	—
Interest income and other, net	11,661	218,572	(3,302)	—	—	—		226,931
Total other income (expense)	11,661	737,961	(3,302)	—	—	(5,708,389)		(4,962,069)

Income (loss) before income taxes	(2,973,142)	5,392,676	14,030	136,752	4,333,357	(5,570,264)		1,333,409
Income tax provision (benefit)	—	2,050,000	—	—	—	(1,543,305	)(k)	506,695
Net income (loss)	(2,973,142)	3,342,676	14,030	136,752	4,333,357	(4,026,959)		826,714
Preferred stock discount	416,534	—	—	—	—	—		416,534
Earnings (loss) applicable to common stock	$(3,389,676)	$3,342,676	$14,030	$136,752	$4,333,357	$(4,026,959)		410,180

Earnings (Loss) per Share (Basic and diluted)	$(0.29)							$0.02

Weighted Average Common Shares Outstanding (Basic and diluted)	11,839,080					12,348,886	(l)	24,187,966

See notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED
STATEMENTS OF OPERATIONS
Nine Months Ended March 31, 2006

	Cano	WO Energy	Pantwist			Combined
	Petroleum	Historical	Historical	Pro Forma		Pro Forma
	3/31/06	Amounts	Amounts	Adjustments		Adjustments
Operating Revenues:
Crude oil and natural gas sales	$10,532,227	$6,001,674	$6,330,142	$—		$22,864,043

Operating Expenses:
Lease operating expenses	4,059,837	1,951,514	2,194,263	—		8,205,614
Production and ad valorem taxes	701,482	272,054	—	—		973,536
General and administrative	4,690,232	1,157,583	—	(757,583	)(d)	5,090,232
Deferred compensation expense	443,547	—	—	—		443,547
Accretion of asset retirement obligations	75,656	14,905	—	6,039	(e)	96,600
Depletion and depreciation	1,058,198	177,955	—	648,073	(g)	2,496,652
				612,426	(h)
Total operating expenses	11,028,952	3,574,011	2,194,263	508,955		17,306,181

Income (loss) from operations	(496,725)	2,427,663	4,135,879	(508,955)		5,557,862

Other income (expenses):
Unrealized loss on hedge contracts	(2,910,437)	—	—	—		(2,910,437)
Interest expense	(1,260,690)	(49,100)	—	(2,581,960	)(j)	(3,891,750)
Minority interest in Petro Wings	—	12,142	—	(12,142	)(i)	—
Interest income and deductions, net	122,331	109,286	—	—		231,617
Total other income (expenses)	(4,048,796)	72,328	—	(2,594,102)		(6,570,570)

Income (loss) before income taxes	(4,545,521)	2,499,991	4,135,879	(3,103,057)		(1,012,708)

Income tax provision (benefit)	(1,470,000)	949,997	—	135,174	(k)	(384,829)

Net income (loss) applicable to common stock	$(3,075,521)	$1,549,994	$4,135,879	$(3,238,231)		$(627,879)

Net loss per share - basic and diluted	$(0.14)					$(0.03)

Weighted average common shares outstanding
Basic and diluted	21,740,759			2,447,207	(l)	24,187,966

See notes to Unaudited Pro Forma Combined Financial Statements.

NOTES  TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

(a)            To record $25 million borrowing to finance the Pantwist acquisition.

(b)           To record the Pantwist acquisition. The calculation of the purchase price is as follows:

Calculation of Purchase Price:
Net Acquisition Price	$22,400,000
Other Liabilities Assumed	402,000
Asset Retirement Obligations - Non-Current	103,000
Total Purchase Price	$22,905,000

Allocation of Purchase Price:
Oil & Gas Properties	$21,655,000
Fixed Assets	1,250,000
Total Purchase Price	$22,905,000

(c)            To record an additional two months of WO Energy’s operating results in order to annualize the historical results, since they represent ten months of operating activities.

(d)           General and administrative expenses of WO Energy are expected to be $80,000 monthly, or $960,000 annually. The adjustment to reduce WO Energy’s G&A expenses by $1,355,166 is to reflect the estimated annual amount. For the nine months ended March 31, 2006, the adjustment to reduce WO Energy’s G&A expenses by $757,583 is to reflect the $400,000 estimated amount for the five months ended November 30, 2005.

(e)            To record an expense for accretion of asset retirement obligations at Pantwist. The annual and nine-month amounts are $8,052 and $6,039, respectively.

(f)              To adjust annual depletion and depreciating expense for the Square One properties based on the acquisition price valued at $7.5 million.

(g)           To adjust depletion and depreciation expense for the WO Energy properties based on a depletion rate of $6.06 per barrel. The depletion and depreciation expense of the WO Energy properties for the year ended September 30, 2005 is approximately $1.6 million. For the five months ended November 30, 2005, the adjustment amount is approximately $648,000.

(h)           To adjust depletion and depreciation expense for the Pantwist properties based on a depletion rate of $4.76 per barrel. The depletion and depreciation expense of the Pantwist properties for the year ended June 30, 2005 is approximately $817,000. For the nine months ended March 31, 2006, the adjustment amount is approximately $612,000.

(i)               To remove operating activity pertaining to PetroWings, which was assumed by WO Energy’s prior owners before Cano’s acquisition of the company.

(j)               To record annual interest expense of $5.2 million on the $67.75 million debt incurred to finance the acquisitions of WO Energy and Pantwist. The interest amount is based on 11.24% on the $15 million subordinated debt and 6.64% on the $52.75 million senior debt. For the nine months ended June 30, 2006, the adjustment resulted in additional interest of $2,581,960.

(k)            The income tax provision (benefit) is based on an effective income tax rate of 38%.

(l)               The earnings (loss) per share calculation is based on 24,187,966 shares, which is the amount of issued shares as of March 31, 2006 totaling 26,847,941 less 2,659,975 shares held in escrow that could vest to individuals based on achieving certain employment and performance goals. The 24,187,966 contemplates all transactions involving common stock were completed by July 1, 2004. This adjustment records the incremental impact, of the transactions listed in the introductory paragraphs to these unaudited pro forma combined financial statements, on our weighted average common shares outstanding.

The purchase price calculation and allocation for both WO Energy and Pantwist are subject to changes based on financial activity that may occur after March 31, 2006 and the fair market valuation of oil and gas properties.  These amounts are expected to be finalized within one year.

Pro Forma Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

The following tables present certain unaudited pro forma information concerning Cano’s proved oil and gas reserves giving effect to the acquisitions of WO Energy and Pantwist as if it had occurred on July 1, 2004. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact. The proved oil reserve information for Cano, WO Energy and Pantwist is as of June 30, 2005, September 30, 2005 and December 31, 2005, respectively, and reflects prices and costs as of those dates.

Reserves - Crude Oil & Natural Gas Liquids (Bbls)	Cano Petroleum	WO Energy	Pantwist	Total
Reserves at beginning of period	213,245	22,748,300	4,413,830	27,375,375
Purchases of minerals in place	2,066,456	1,252,957	—	3,319,413
Revisions of previous estimates	865,587	272,283	417,203	1,555,073
Production	(89,308)	(156,350)	(62,873)	(308,531)
Reserves at end of period	3,055,980	24,117,190	4,768,160	31,941,330

Proved developed producing reserves at end of period	2,162,078	2,864,310	732,330	5,758,718

Reserves - Natural Gas (MCF):	Cano Petroleum	WO Energy	Pantwist	Total
Reserves at beginning of period	—	34,798,690	13,677,090	48,475,780
Purchases of minerals in place	9,531,352	27,000,920	—	36,532,272
Revisions of previous estimates	1,036,629	1,151,670	777,802	2,966,101
Production	(180,069)	(791,690)	(501,032)	(1,472,791)
Reserves at end of period	10,387,912	62,159,590	13,953,860	86,501,362

Proved developed producing reserves at end of period	2,619,874	13,277,980	8,989,980	24,887,834

Standardized Measure of Discounted Future Cash Flows:

	Cano Petroleum	WO Energy	Pantwist	Total
Future cash inflows	$222,665,000	$2,303,000,000	$439,000,000	$2,964,665,000
Future production and development costs	(123,360,000)	(822,800,000)	(134,100,000)	(1,080,260,000)
Future income taxes	(31,606,000)	(559,500,000)	(106,300,000)	(697,406,000)
Future net cash flows	67,699,000	920,700,000	198,600,000	1,186,999,000
10% annual discount	(37,160,000)	(635,900,000)	(149,000,000)	(822,060,000)
Standardized measure of discounted future net cash flows	$30,539,000	$284,800,000	$49,600,000	$364,939,000

Changes in Standardized Measure of Discounted Future Cash Flows:

	Cano Petroleum	WO Energy	Pantwist	Total
Balance at beginning of period	$1,500,000	$47,500,000	$27,500,000	$76,500,000
Net changes in prices and production costs	315,000	206,600,000	29,400,000	236,315,000
Net changes in future development costs	(1,680,000)	400,000	(1,500,000)	(2,780,000)
Sales of oil and gas produced, net	(2,409,000)	(7,400,000)	(4,900,000)	(14,709,000)
Purchases of reserves	43,280,000	12,300,000	—	55,580,000
Revisions of previous quantity estimates	2,164,000	87,500,000	6,700,000	96,364,000
Previously estimated development costs incurred	1,985,000	300,000	—	2,285,000
Net change in income taxes	(14,833,000)	(113,600,000)	(12,700,000)	(141,133,000)
Accretion of discount	233,000	10,100,000	4,400,000	14,733,000
Other	(16,000)	41,100,000	700,000	41,784,000
Balance at end of period	$30,539,000	$284,800,000	$49,600,000	$364,939,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: July 14, 2006

	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Hein & Associates LLP